UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 16, 2024
Travel + Leisure Co.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TNL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 16, 2024, Michael A. Hug, Chief Financial Officer (“CFO”) of Travel + Leisure Co. (the “Company”), notified the Company of his intention to retire during the 2025 fiscal year, effective as of the earlier of (i) a date that is mutually agreeable to Mr. Hug and the Company after a successor has been identified and (ii) June 1, 2025 (the “Retirement Date”). Mr. Hug’s decision to retire was not the result of any disagreement between Mr. Hug and the Company. The Company has initiated a search, with the assistance of a leading executive search firm, to identify a successor for this position, which is expected to include both internal and external candidates. Mr. Hug will continue to serve as CFO until his Retirement Date.

Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVEL + LEISURE CO.

By: /s/ Thomas M. Duncan
Name: Thomas M. Duncan
Title: Chief Accounting Officer

Date: December 20, 2024